UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

AKERS BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

February 5, 2019

To the Shareholders of Akers Biosciences, Inc.:

You are cordially invited to attend the Special Meeting of the Shareholders (the “Special Meeting”) of Akers Biosciences, Inc. (the “Company”) to be held on March 5, 2019, at the offices of Ellenoff Grossman & Schole LLP, at 1345 6th Ave, 11th floor, New York, NY 10105 at 10 AM (EST).

The item of business for the Special Meeting is listed in the following Notice of Special Meeting of the Shareholders and is more fully addressed in the attached Proxy Statement. It relates, in summary, to the Board of Directors’ proposal to cancel the listing of the Company’s common stock, no par value (the “Common Stock”) on AIM, a market operated by the London Stock Exchange plc (“London Stock Exchange”), resulting in the transfer of the approximately one percent (1%) of Shareholders affected over to the Company’s US Register such that their shares will thereafter trade on NASDAQ alongside all other Shareholders.

The Company has been bearing the costs associated with maintaining two stock market listings. The practicalities of adhering to both sets of stock market regulations creates an additional burden in the form of regulatory complexities, expense and management time. The Board of Directors believes that the proportion of the Common Stock on the Jersey (Channel Islands) Branch Register (AIM) in comparison to that on the US Register (NASDAQ), and the relatively low liquidity of the Common Stock on AIM, does not justify the ongoing expense and regulatory complexities associated with maintaining the AIM listing.

The Board of Directors has determined that it is in the interests of all of the Shareholders of the Company to cancel the listing of the Common Stock on AIM, such that the Common Stock will thereafter trade only on NASDAQ alongside all other Shareholders. Accordingly, the Company is asking for its Shareholders’ approval for the cancellation of admission of the Common Stock to trading on AIM at the Special Meeting.

CANCELLING THE COMPANY’S AIM LISTING WILL SAVE THE COMPANY UP TO AN ESTIMATED $0.4 MILLION IN ANNUALIZED COSTS COMPARED TO 2018.

The Proxy Statement is first being mailed to Shareholders of the Company on or about February 8, 2019.

Your vote is important — please date, sign and return your proxy card in the enclosed envelope or vote online as soon as possible to ensure that your shares will be represented and voted at the Special Meeting even if you cannot attend. If you attend the Special Meeting and are a Shareholder of record, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to email investors@akersbio.com for assistance.

BY ORDER OF THE BOARD OF DIRECTORS

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE ONLINE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING.

If you need assistance with voting, please contact our proxy solicitor Advantage Proxy, Inc. toll free at 1-877-870-8565, collect at 1-206-870-8565 or by email at ksmith@advantageproxy.com.

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AKERS BIOSCIENCES, INC.

201 Grove Road

Thorofare, NJ 08086

(856) 848-2116

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on March 5, 2019

The Special Meeting of Shareholders (the “Special Meeting”) of Akers Biosciences, Inc. (the “Company”) will be held on March 5, 2019, at the offices of Ellenoff Grossman & Schole LLP, at 1345 6th Ave, 11th floor, New York, NY 10105 at 10 AM (EST), for the following purpose:

1.	To approve the cancellation of the admission of the Company’s common stock of no par value to trading on AIM, a market operated by London Stock Exchange, and that the directors and officers of the Company be authorized to take all steps which are necessary or desirable in order to effect such cancellation (the “Cancellation Proposal”).

In the event the Company does not receive the requisite number of votes to approve the Cancellation Proposal, the Company may adjourn the meeting in order to solicit additional votes. Shareholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card, you may choose to vote in person at the Special Meeting. Whether or not you expect to attend the Special Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Special Meeting. If you hold your shares through a brokerage firm, you can vote by telephone, internet or mail. For telephone voting please call the toll-free number shown on the front of your voting instruction form. To vote by internet please go to the website shown on your voting instruction form. There is a control number on the front of your voting instruction form. Please have the control number ready when you call or log on and then follow the easy step-by-step instructions. If you are a registered Shareholder, you may cast your vote by visiting http://www.vstocktransfer.com/proxy. You may also have access to the materials for the Special Meeting by visiting the website http://www.akersbio.com/.

The Board of Directors unanimously recommends a vote “FOR” the approval of the proposal to be submitted at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

February 5, 2019

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AKERS BIOSCIENCES, INC.

201 Grove Road

Thorofare, NJ 08086

(856) 848-2116

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 5, 2019

GENERAL INFORMATION ABOUT THE PROXY

STATEMENT AND SPECIAL MEETING

General

This Proxy Statement is being furnished to the Shareholders of Akers Biosciences, Inc. (together with its subsidiaries, the “Company”, “we”, “us” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the special meeting of Shareholders to be held on March 5, 2019, at the offices of Ellenoff Grossman & Schole LLP at 1345 6th Ave, 11th Floor, New York, NY 10105 at 10 AM (EST), and at any and all adjournments or postponements thereof (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Special Meeting, which you may use to indicate your vote as to the proposal described in this Proxy Statement. It is contemplated that this Proxy Statement and the accompanying form of Proxy will be first mailed to the Company’s Shareholders on or about February 8, 2019.

The Company will solicit Shareholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs. In addition, the Company may use the service of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Voting Securities

Only Shareholders of record as of the close of business on January 28, 2019 (the “Record Date”) will be entitled to vote at the Special Meeting and any adjournment or postponement thereof. As of the Record Date, there were approximately 12,482,708 shares of common stock, no par value, of the Company (the “Common Stock”), issued and outstanding and entitled to vote. Shareholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the proposal presented in this Proxy Statement. The Company’s amended and restated by-laws (the “Amended and Restated By-laws”) provide that at least 33.34% of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. The enclosed Proxy reflects the number of shares of Common Stock that you are entitled to vote. Shares of Common Stock may not be voted cumulatively.

Voting of Proxies

All valid Proxies received prior to the Special Meeting will be voted. The Board of Directors recommends that you vote by proxy even if you plan to attend the Special Meeting. You can vote your shares by proxy via Internet or mail. To vote via Internet, go to www.vstocktransfer.com/proxy and follow the instructions. To vote by mail, fill out the enclosed Proxy, sign and date it, and return it in the enclosed postage-paid envelope. Voting by proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

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Revocability of Proxies

All Proxies which are properly completed, signed and returned prior to the Special Meeting, and which have not been revoked, will be voted in favor of the proposal described in this Proxy Statement unless otherwise directed. A Shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Chief Executive Officer of the Company, at its principal executive offices located at 201 Grove Road, Thorofare, New Jersey 08086, a written notice of revocation or a duly-executed Proxy bearing a later date or by attending the Special Meeting and voting in person.

Voting Procedures and Vote Required

The presence, in person or by proxy, of at least 33.34% of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Special Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies.

Vote Required for the Cancellation Proposal.

In accordance with Rule 41 of the AIM Rules for Companies (“AIM Rules”), the Company has informed London Stock Exchange of the proposed cancellation of admission of the Common Stock to trading on AIM. Under the AIM Rules, it is a requirement that the Cancellation Proposal is approved by not less than seventy-five percent (75%) of the votes cast at the Special Meeting.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are counted for the purposes of obtaining a quorum for the Special Meeting and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes will be counted for routine matters in the calculation of the vote. The vote on the Cancellation Proposal is considered “routine,” and broker non-votes will count in the calculation of the vote. Abstentions are counted as “shares present” at the Special Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Special Meeting will be tabulated by one or more inspectors of election appointed by the Board.

Shareholders will not be entitled to dissenter’s rights with respect to the matter to be considered at the Special Meeting.

In the event the Company does not receive the requisite number of votes to approve the Cancellation Proposal, the Company may adjourn the meeting in order to solicit additional votes.

Shareholders List

For a period of at least ten days prior to the Special Meeting, a complete list of Shareholders entitled to vote at the Special Meeting will be available at the principal executive offices of the Company located at 201 Grove Road, Thorofare, NJ 08086, so that Shareholders of record may inspect the list only for proper purposes.

Expenses of Solicitation

The solicitation of proxies from our Shareholders is made on behalf of our Board of Directors. The costs and expenses of printing and mailing this proxy statement shall be paid by us. We will pay the costs of soliciting and obtaining proxies from our Shareholders, including the costs of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by our directors, officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We have also made arrangements with Advantage Proxy, Inc. to assist us in soliciting proxies and have agreed to pay Advantage Proxy $10,000, plus reasonable expenses for these services.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	Each of our named executive officers;

●	Our Current Chief Executive Officer;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of the Record Date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of the Record Date are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Akers Biosciences, Inc., 201 Grove Road, Thorofare, New Jersey USA 08086.

Percentage of Ownership as of January 28, 2019
Name of Beneficial Owner:
5% Shareholders:
-	-%
Named Executive Officers and Directors:
Bill J. White	-%
Howard R. Yeaton(1)	* %
Christopher C. Schreiber	-%
Gary M. Rauch	* %
Joshua Silverman	-%
All executive officers and directors as a group (2)	* %

* Less than 1%.

(1)	In connection with his appointment as the Chief Executive Officer and interim Chief Financial Officer of the Company, the Company and Mr. Yeaton entered into an offer of employment, dated October 5, 2018 (the “Employment Agreement”). The Employment Agreement provides for, among other compensation, a monthly grant of three thousand seven hundred and fifty (3,750) unrestricted shares of the Common Stock pursuant to the Plan. Seven thousand five hundred shares (7,500) unrestricted shares of the Common Stock have to date been issued to Mr. Yeaton pursuant to the Plan.

(2)	The executive officers and directors include the current officers and directors of the Company, which includes: Bill J. White, Howard R. Yeaton, Christopher C. Schreiber, Gary M. Rauch and Joshua Silverman.

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CANCELLATION PROPOSAL

Background to and Reasons for the Cancellation Proposal

On May 22, 2002, the Common Stock of the Company commenced trading on AIM, a market operated by London Stock Exchange, following a placing of the Common Stock. On January 23, 2014, the Common Stock also commenced trading on the NASDAQ Capital Market (“NASDAQ”) following a public offering of the Common Stock. Since that time, the Company has undertaken further stock issuances on NASDAQ resulting in the ratio of Shareholders whose shares are registered on the Jersey Branch Register (AIM) (the “Jersey (Channel Islands) Register”) decreasing over the past five years to only approximately one percent (1%), while the ratio of Shareholders registered on the US Register (NASDAQ) (the “US Register”) has increased to ninety-nine percent (99%). Additionally, the liquidity of the shares on AIM is relatively low, with less than one quarter of one percent (0.25%) of the overall trading volume in the Common Stock in 2018 occurring on AIM.

Despite this, the Company has been bearing the costs associated with maintaining two stock market listings. The practicalities of adhering to both sets of stock market regulations creates an additional burden in the form of regulatory complexities, expense and management time. The Board of Directors believes that the proportion of Common Stock on the Jersey (Channel Islands) Register in comparison to that on the US Register, and the relatively low liquidity of the Common Stock on AIM, does not justify the ongoing expense and regulatory complexities associated with maintaining the AIM listing.

CANCELLING THE COMPANY’S AIM LISTING WILL SAVE THE COMPANY UP TO AN ESTIMATED $0.4 MILLION IN ANNUALIZED COSTS COMPARED TO 2018.

Over the past five years, NASDAQ has become the primary market in the Company’s Common Stock and the Board of Directors believes that maintaining the AIM listing, in addition to NASDAQ, is no longer justifiable; particularly as only approximately one percent (1%) of the Common Stock remains on the Jersey (Channel Islands) Register and these shares could be transferred to the Company’s US Register and trade on NASDAQ alongside all other Shareholders.

The Board of Directors believes that cancelling the AIM listing will contribute to reducing unnecessary corporate expenses, streamlining corporate processes and freeing up management time to focus on the Company’s business, placing the Company in a stronger position from which to maximize shareholder value.

Accordingly, the Board of Directors has determined that it is in the interests of all the Shareholders of the Company to cancel the listing of the Common Stock on AIM, such that the Common Stock will thereafter trade only on NASDAQ. Therefore, the Company is asking for its Shareholders’ approval for the cancellation of admission of the Common Stock to trading on AIM at the Special Meeting.

THE APPROVAL OF THE CANCELLATION PROPOSAL WILL HAVE NO EFFECT ON THE LISTING OF THE COMPANY’S SHARES ON NASDAQ WHICH WILL CONTINUE AS USUAL.

As at the date of this document, the Company’s outstanding share capital was split between the two registers as follows:

Register	Number of Shares	Percentage of Total Shares Outstanding
US Register	12,356,136	99%
Jersey (Channel Islands) Register*	126,572	1%

*including Depositary Interests held in CREST

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Process of Delisting from AIM

The Cancellation Proposal is made in accordance with Rule 41 of the AIM Rules. Rule 41 of the AIM Rules requires that an AIM company which wishes London Stock Exchange to cancel admission of its AIM securities must notify such intended cancellation and must separately inform London Stock Exchange of its preferred cancellation date at least twenty (20) business days prior to such date and the cancellation shall be conditional upon the consent of not less than seventy-five percent (75%) of votes cast by its Shareholders given in a shareholder meeting.

IN VIEW OF THE SIGNIFICANT COST SAVINGS, THE RELATIVELY LOW LIQUIDITY IN THE COMPANY’S COMMON STOCK ON AIM, THE SMALL PERCENTAGE OF THE COMPANY’S SHARES REMAINING ON THE JERSEY (CHANNEL ISLANDS) REGISTER AND THE OTHER BENEFITS DESCRIBED ABOVE, THE BOARD OF DIRECTORS ENCOURAGES ALL SHAREHOLDERS TO VOTE IN FAVOR OF THE CANCELLATION PROPOSAL IN ORDER TO ACHIEVE THE seventy-five percent (75%) VOTING REQUIREMENT.

Accordingly, the Board of Directors seeks the Shareholders’ approval of the Cancellation Proposal set forth in the Notice of the Special Meeting of Shareholders. Subject to the Cancellation Proposal being approved at the Special Meeting of Shareholders, it is anticipated that trading in the Common Stock on AIM will cease, and the delisting will take effect, from 7.00 a.m. (GMT) on March 29, 2019.

Upon the approval of the Cancellation Proposal and the delisting becoming effective, finnCap Limited will cease to be the nominated adviser and broker to the Company in the UK and the Company will no longer be required to comply with the rules and corporate governance requirements to which companies admitted to trading on AIM are subject, including the AIM Rules. The Company will remain subject to the rules and corporate governance requirements promulgated by the SEC and NASDAQ.

Effects of Delisting on Shareholders

The principal effect of the Cancellation Proposal will be that Shareholders will no longer be able to buy or sell the Common Stock on AIM. Upon approval of the Cancellation Proposal the Common Stock, including the Common Stock that would have previously been trading on AIM, will continue to trade on NASDAQ therefore maintaining liquidity in the Common Stock. Shareholders with access to a service for trading NASDAQ-listed securities will be able to continue to buy or sell the Common Stock on NASDAQ as usual.

As a NASDAQ-listed company, the Company is subject to reporting and continuous disclosure obligations in the United States, including those promulgated by the United States Securities and Exchange Commission and NASDAQ.

The Cancellation Proposal will only affect the approximately one percent (1%) of Shareholders whose Common Stock is currently held on the Jersey (Channel Islands) Register; or who are holders of depositary interests held in CREST (the “Depositary Interests”) (a relevant system (as defined in the CREST Regulations) in respect of which Euroclear UK & Ireland is the Operator (as defined in the CREST Regulations) in accordance with which securities may be held and transferred in uncertificated form) by Link Market Services Trustees Limited, the Depositary for the Company’s Depositary Interests. No other Shareholders will be affected by the proposed delisting.

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Subject to Shareholders’ approval of the Cancellation Proposal, the Depositary Interests will cease to be eligible to settle in CREST with effect from close of business (GMT) on March 28, 2019 and Link Market Services Trustees Limited will terminate the Trust Deed Poll governing the Depositary Interests and they will cease to exist. Shareholders of Common Stock registered on the Jersey (Channel Islands) Register will have their shareholding transferred to the US Register on or shortly after March 29, 2019, following which the Jersey (Channel Islands) Register will cease to exist and Link Asset Services will cease to provide transfer agent services on behalf of the Company in respect of the Jersey (Channel Islands) Register.

The Cancellation Proposal may have personal taxation consequences for Shareholders on the Jersey (Channel Islands) Register. Shareholders affected by the Cancellation Proposal who are in any doubt about their tax position should consult their own professional independent tax adviser.

Holders of Depositary Interests Held in CREST

Holders of Depositary Interests held in CREST (the central securities depositary for markets in the United Kingdom) will shortly receive a letter from Link Market Services Trustees Limited giving notice that, subject to Shareholders’ approval of the Cancellation Proposal, the Depositary Interests will cease to be eligible to settle in CREST with effect from close of business (GMT) on March 28, 2019; Link Market Services Trustees Limited will terminate the Trust Deed Poll governing the Depositary Interests; and the Depositary Interests will cease to exist.

Holders of Depositary Interests held in CREST who wish to receive a stock certificate representing their Common Stock before the date of expiry of the Depositary Interests in CREST (conditional on Shareholders’ approval of the Cancellation Proposal) should submit a stock withdrawal request without delay and in accordance with established CREST procedures. The Common Stock represented by the stock certificates will then be dealt with in accordance with the paragraph titled ‘Common Shareholders with Jersey (Channel Islands) Register Stock Certificates’ below.

Holders of Depositary Interests held in CREST who wish to transfer their holding to the Company’s US Register (including to a DTCC facility (the facility providing clearing and settlement services to the United States financial markets)) before the date of expiry of the Depositary Interests in CREST (conditional on Shareholders’ approval of the Cancellation Proposal) may do so using the transfer form that will be enclosed with Link Market Services Trustees Limited’s letter. Subject to Shareholders’ approval of the Cancellation Proposal, any Depositary Interests that are still outstanding as at close of business (GMT) on March 28, 2019 will automatically be withdrawn from CREST, the holder will be entered onto the register of Shareholders of Common Stock on the Jersey (Channel Islands) Register and a stock certificate representing their ownership of Common Stock will be sent to them at their last known address by the UK transfer agent. The Common Stock represented by the stock certificates will then be dealt with in accordance with the paragraph titled ‘Common Shareholders with Jersey (Channel Islands) Register Stock Certificates’ below.

Common Shareholders with Jersey (Channel Islands) Register Stock Certificates

Subject to Shareholders’ approval of the Cancellation Proposal, Shareholders of Common Stock registered on the Jersey (Channel Islands) Register will have their shareholding transferred to the US Register on or shortly after March 29, 2019. Existing stock certificates for Common Stock on the Jersey (Channel Islands) Register will remain valid on the US Register. However, subject to shareholders’ approval of the Cancellation Proposal, Shareholders who wish to exchange their Jersey (Channel Islands) Register stock certificate for a US Register stock certificate at any time after March 29, 2019 may do so by contacting the Company’s US transfer agent (whose contact details are set out below). This process may be subject to transfer agent fees.

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V Stock Transfer, LLC (US Transfer Agent)

18 Lafayette Place

Woodmere, NY 11598

United States

Phone: +1 (212) 828 8436

Email: info@vstocktransfer.com

Common Shareholders on the Jersey (Channel Islands) Register with stock certificates who have access to - and wish to deposit their Common Stock electronically in - a DTCC facility prior to March 29, 2019 should contact the Company’s UK transfer agent, Link Asset Services (whose contact details are set out below), to obtain a Removal Request form. This process may be subject to transfer agent fees.

Link Asset Services (UK Transfer Agent)

Phone (from within the UK): 0871 664 0300 (Premium calling charges may apply)

From outside the UK: +44 (0) 371 664 0300

Email: shareholder.services@linkgroup.co.uk

Subject to Shareholders’ approval of the Cancellation Proposal, Shareholders who have access to - and wish to deposit their Common Stock electronically in - a DTCC facility after March 29, 2019 should contact the Company’s US transfer agent (whose contact details are set out above) for information regarding the process for doing so. This process may be subject to transfer agent fees.

The Board of Directors is aware that certain Shareholders on the Jersey (Channel Islands) Register may be unable to continue to hold Common Stock in the event that the delisting becomes effective. Such Shareholders should consult their stockbroker, bank manager, accountant or other independent financial adviser as relevant.

Shareholders on the Jersey (Channel Islands) Register Who Have Lost Their Stock Certificates

Although the last known information which is currently held in respect of Shareholders of Common Stock on the Jersey (Channel Islands) Register will, subject to Shareholders’ approval of the Cancellation Proposal, be entered onto the US Register on or shortly after March 29, 2019, Shareholders who wish to sell their Common Stock in the future, or to deposit them electronically, may be required to present a stock certificate.

Shareholders of Common Stock on the Jersey (Channel Islands) Register who have lost their stock certificate and wish to obtain a replacement stock certificate at any time prior to March 29, 2019 may do so by contacting the Company’s UK transfer agent (whose contact details are set out above) and following the UK transfer agent’s replacement stock certificate procedure. This process may be subject to transfer agent fees.

Shareholders of Common Stock on the Jersey (Channel Islands) Register who have lost their stock certificate are encouraged to obtain a replacement stock certificate by contacting the Company’s UK transfer agent (whose contact details are set out above) before March 29, 2019 as the process for obtaining a replacement stock certificate in the future through the US transfer agent may be more complex and transfer agent fees may be higher.

Subject to Shareholders’ approval of the Cancellation Proposal, Shareholders of Common Stock on the Jersey (Channel Islands) Register who have lost their stock certificate and wish to obtain a replacement stock certificate at any time after March 29, 2019 may do so by contacting the Company’s US transfer agent (whose contact details are set out above) and following the US transfer agent’s replacement stock certificate procedure. This process may be subject to transfer agent fees.

Shareholders who have failed to notify the UK transfer agent of any change of address or other relevant information, if applicable, are encouraged to do so WITHOUT DELAY in order to ensure the information stored on the Jersey (Channel Islands) Register is current at the point of transfer to the US Register and to avoid future additional administrative burden or expense in applying for a change of address or other relevant information.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CANCELLATION PROPOSAL.

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ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information.

*************

It is important that the proxies be returned promptly and that your shares be represented. Shareholders can vote by telephone, internet or mail. For telephone voting please call the toll-free number shown on the front of your voting instruction form. To vote by internet please go to the website shown on your voting instruction form. There is a control number on the front of your voting instruction form. Please have the control number ready when you call or log on and then follow the easy step-by-step instructions. If you are voting by mail, please vote, sign and date your proxy card and return it in the postage-paid envelope provided.

February 5, 2019	By Order of the Board of Directors

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AKERS BIOSCIENCES, INC.

The undersigned hereby appoints Joshua Silverman and Christopher C. Schreiber as Proxies with full power of substitution to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on March 5, 2019, at the offices of Ellenoff Grossman & Schole LLP at 1345 6th Ave, 11th Floor, New York, NY 10105 at 10 AM (EST), or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Special Meeting or any postponement or adjournments thereof, hereby revoking all former proxies.

1.	To approve the cancellation of the admission of the Company’s common stock of no par value to trading on AIM, a market operated by London Stock Exchange, and that the directors and officers of the Company be authorized to take all steps which are necessary or desirable in order to effect such cancellation.

[ ] FOR	[ ] AGAINST	[ ] ABSTAINS

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned Shareholder(s). If this card contains no specific voting instructions, the shares will be voted FOR the proposal described on this card.

Signature of Shareholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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